UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2019

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	CNMD	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

(b)       On June 18, 2019, CONMED Corporation announced that independent director Dirk M. Kuyper submitted a notice of resignation effective as of the close of business on August 1, 2019. There were no disagreements between the Company and Mr. Kuyper, who is resigning from the Board in order to pursue his growing business interests. CONMED further announced that its Corporate Governance and Nominating Committee has retained Trewstar Corporate Board Services, a firm specializing in the placement of candidates offering gender and ethnic diversity, to conduct a search to fill the director position being vacated as a result of Mr. Kuyper’s resignation.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by CONMED on June 18, 2019 announcing the matters referenced in Item 5.02 is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated June 18, 2019, issued by CONMED Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas
Title:	Executive Vice President, General Counsel & Secretary

Date: June 18, 2019